UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2012

Loral Space & Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Third Avenue New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1105

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 14, 2012, pursuant to Securities Exchange Act of 1934 Release No. 68224, the Securities and Exchange Commission (the “SEC”) issued an Order under Section 17A and Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder (the “Hurricane Sandy Order”). Under the Hurricane Sandy Order, the SEC granted exemption from any requirement to file or furnish materials with the SEC for the period from and including October 29, 2012 to November 20, 2012 for registrants not able to meet a filing deadline due to Hurricane Sandy and its aftermath, where certain conditions are satisfied (the “Hurricane Sandy Order Conditions”).

As explained below, Loral Space & Communications Inc. (the “Company”) satisfies the Hurricane Sandy Order Conditions, and is relying on the Hurricane Sandy Order, with respect to the filing of the unaudited pro forma financial information required pursuant to Item 9.01(b) of Form 8-K (the “Pro Forma Financial Information”) in the Current Report on Form 8-K (the “SS/L Sale Form 8-K”) filed by the Company on November 8, 2012 reporting the completion of the Company’s sale of its wholly-owned subsidiary, Space/Systems Loral, LLC (formerly known as Space/Systems Loral, Inc.) (“SS/L”).

As a result of the effects of Hurricane Sandy and its aftermath, the Company was unable to include in the SS/L Sale Form 8-K the Pro Forma Financial Information. The Company’s headquarters are located in New York City. In anticipation of the Hurricane’s arrival, New York area public transportation systems were shutdown starting on Sunday, October 28, 2012 and remained either shutdown completely or with only limited service for much of the entire week of October 28, 2012, which made it impossible or exceedingly difficult for employees to travel to the Company’s offices. Moreover, the Company determined that it would not be safe for its employees to travel to the Company’s headquarters in advance of the arrival of Hurricane Sandy. After the Hurricane, although some of the Company’s personnel were able to return to their offices, the Company’s telephone and computer systems remained inoperable for a few days following the storm. In addition, certain employees of the Company who were critical to the preparation of the Pro Forma Financial Information were personally affected by the Hurricane such that they were unable to work on the Pro Forma Financial Information for a number of days following the storm and thus were inhibited in their ability to devote the substantial amount of time necessary to complete the Pro Forma Financial Information.

In addition, the Pro Forma Financial Information is derived from and dependent upon the financial statements of the Company contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (the “Affected Form 10-Q”). Because of the effects of Hurricane Sandy and its aftermath, the Company was unable to file the Affected Form 10-Q by the prescribed due date (November 9, 2012). Prior to issuance of the Hurricane Sandy Order, the Company filed a Notification of Late Filing on Form 12b-25 with respect to the Affected Form 10-Q and did, in fact, timely file the Affected Form 10-Q on November 14, 2012. The Affected Form 10-Q having been filed, the Company is now filing the Pro Forma Financial Information in this Current Report on Form 8-K/A.

As more fully discussed below, the Company is filing this Current Report on Form 8-K/A to amend Item 9.01 of the SS/L Sale Form 8-K to present the Pro Forma Financial Information.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A is being filed as an amendment to the SS/L Sale Form 8-K filed by the Company with the Securities and Exchange Commission on November 8, 2012 reporting the completion of the Company’s sale of its wholly-owned subsidiary, SS/L. In the SS/L Sale Form 8-K, the Company stated that it intended to file the required pro forma financial information by amendment. This Current Report on Form 8-K/A amends and restates Item 9.01 of the SS/L Sale Form 8-K to present the required Pro Forma Financial Information, which is filed as an exhibit hereto and is incorporated herein by reference. All other items in the SS/L Form 8-K remain the same and are hereby incorporated by reference into this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information. The unaudited pro forma financial information of Loral Space & Communications Inc. as of September 30, 2012 and for the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009, giving effect to the sale of Space Systems/Loral, LLC is filed as Exhibit 99.1.

(d)	Exhibits. The following exhibit is furnished with this Form 8-K/A.

Exhibit No.	Description

99.1	Unaudited pro forma financial information of Loral Space & Communications Inc. as of September 30, 2012 and for the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009, giving effect to the sale of Space Systems/Loral, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2012	LORAL SPACE & COMMUNICATIONS INC.

	By:	/s/ Harvey B. Rein
Name: Harvey B. Rein
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1

Unaudited pro forma financial information of Loral Space & Communications Inc. as of September 30, 2012 and for the nine months ended September 30, 2012 and the years ended December 31, 2011, 2010 and 2009, giving effect to the sale of Space Systems/Loral, LLC